    AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of November 14, 1995 by and among MEDIVATORS, INC., a Minnesota corporation ("MediVators"), CANTEL INDUSTRIES, INC., a Delaware corporation ("Cantel") and CANTEL ACQUISITION CORP., a Minnesota corporation, a wholly-owned subsidiary of Cantel ("Newco").

                                R E C I T A L S:

    A. The Boards of Directors of MediVators and Cantel and the Board of Directors and stockholder of Newco, respectively, deem it advisable and in the best interests of MediVators, Cantel, and Newco, and their respective stockholders that Cantel acquire the business and assets of MediVators through the merger (the "Merger") of Newco with and into MediVators upon the terms and subject to the conditions of this Agreement.

    B. Cantel will prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") registering shares of Cantel common stock issuable or reserved for issuance as a result of the Merger.

    C. The Boards of Directors of MediVators, Cantel and Newco, respectively, and the stockholders of Newco have approved and adopted this Agreement.

    D. The Merger is intended to be treated as a tax-free reorganization and, for accounting purposes, as a pooling of interests.

    Accordingly, the Parties hereto hereby agree as follows:

    1.  DEFINITIONS:

        1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

        "AGREEMENT":    this  Merger  Agreement,  as  amended,  supplemented  or
    otherwise modified from time to time.

        "ARTICLES OF MERGER":  has the meaning set forth in Section 2.2.

        "CANTEL ANNUAL MEETING":  has the meaning set forth in Section 8.7.

        "CANTEL  AUDITED FINANCIAL  STATEMENTS":  has  the meaning  set forth in
    Section 6.15.

        "CANTEL BALANCE SHEET":   The  unaudited consolidated  balance sheet  of
    Cantel as at July 31, 1995, a copy of which has been delivered to MediVators.

        "CANTEL BALANCE SHEET DATE":  July 31, 1995.

        "CANTEL CONVERTIBLE SECURITIES": the Convertible Securities identified on Schedule 6.5 which entitle the holder thereof to acquire Cantel Shares upon the exercise thereof, subject to the terms and conditions set forth therein.

        "CANTEL REPORTS":  has the meaning set forth in Section 6.15.

        "CANTEL SHARES": shares of Common Stock, par value $.10 per share, of Cantel.

        "CANTEL UNAUDITED FINANCIAL STATEMENTS":   has the meaning set forth  in
    Section 6.15.

        "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a partnership or other Person (other than a corporation).

        "CARSEN":  Carsen Group Inc.

        "CLOSING":  has the meaning set forth in Section 4.1.

        "CODE":   the  Internal Revenue  Code of 1986,  as amended  from time to time, and the regulations and rulings issued thereunder.

        "CONTRACTUAL OBLIGATION":    as to  any  Person, any  provision  of  any
    agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "CONVERTED MEDIVATORS SHARES":   has  the meaning set  forth in  Section
    3.1.5.

        "CONVERTIBLE  SECURITIES":   options,  warrants, subscriptions  or other
    commitments or rights of any nature to purchase, or securities convertible into or exchangeable for, Capital Stock.

        "DELAWARE LAW":  the General Corporation Law of the State of Delaware.

        "EFFECTIVE DATE":  the date upon which the Effective Time occurs.

        "EFFECTIVE TIME":  has the meaning set forth in Section 2.2.

        "ENVIRONMENTAL LAWS": any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

        "ERISA":   the  Employee Retirement  Income  Security Act  of  1974,  as
    amended   from  time  to  time,  and  the  regulations  and  rulings  issued thereunder.

        "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended from time to time and the regulations and rulings issued thereunder.

        "GAAP":   generally accepted accounting  principles in the United States of America in effect from time to time.

        "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any federal, state, county, local or foreign entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation the United States Food and Drug Administration ("FDA") and Environmental Protection Agency ("EPA").

        "HAZARDOUS MATERIALS": any (i) "hazardous substance," "pollutants," or "contaminant" (as defined in Sections 101(14),(33) of the Comprehensive
Environmental Response Compensation Liability Act ("CERCLA") or the regulations designated pursuant to Section 102 of CERCLA and found at 40 C.F.R. Section
302), including any element, compound, mixture, solutions, or substance that is or may be designated pursuant to Section 102 of CERCLA; (ii) substance that is or may be designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, as amended (33 U.S.C. SectionSection 1251, 1321(b)(2)(A) ("FWPCA"); (iii) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, as amended (42 U.S.C. SectionSection 6901, 6921) ("RCRA"); (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; (v) toxic pollutant that is or may be listed under Section 307(a) of FWPCA; (vi) hazardous air pollutant that is or may be listed under Section 112 of the Clean Air Act, as amended (42 U.S.C. SectionSection 7401, 7412); (vii) asbestos, asbestos-containing material, or urea formaldehyde or material that contains it; and (viii) waste oil and other petroleum products.

        "IRS":  the Internal Revenue Service.

        "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest or agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

        "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the specified party and its Subsidiaries taken as a whole, (b) the ability of the party to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement or the rights or remedies of the other party hereunder or thereunder; provided, however, that the direct costs and expenses of this transaction, including without limitation fees of attorneys, accountants and other such professionals, shall not be considered in determining the existence of a Material Adverse Effect.

        "MEDIVATORS BALANCE SHEET": the unaudited consolidated balance sheet of MediVators as at June 30, 1995.

        "MEDIVATORS BALANCE SHEET DATE":  June 30, 1995.

        "MEDIVATORS CONVERTIBLE SECURITIES": the Convertible Securities identified on Schedule 5.5 which entitle the holder thereof to acquire
MediVators Shares upon the exercise thereof, subject to the terms and conditions set forth therein.

        "MEDIVATORS AUDITED FINANCIAL STATEMENTS":  has the meaning set forth in
    Section 5.15.

        "MEDIVATORS REPORTS":  has the meaning set forth in Section 5.15.

        "MEDIVATORS  SERIES A  SHARES":   shares of  Series A  Common Stock, par
    value $.01 per share, of MediVators.

        "MEDIVATORS SERIES  B  SHARES":    shares of  Series  B  10%  Cumulative
    Redeemable   Convertible  Common  Stock,  par   value  $.01  per  share,  of
MediVators.

        "MEDIVATORS SHARES":    collectively,  MediVators Series  A  Shares  and
    MediVators Series B Shares.

        "MEDIVATORS SPECIAL MEETING":  has the meaning set forth in Section 8.7.

        "MEDIVATORS UNAUDITED FINANCIAL STATEMENTS": has the meaning set forth in Section 5.15.

        "MERGER":  shall have the meaning set forth in Recital A.

        "MINNESOTA  LAW":    the  Business  Corporation  Act  of  the  State  of
    Minnesota.

        "NASDAQ":   National  Association of Securities  Dealers, Inc. Automated
    Quotation System.

        "PERMITTED TRANSFEREE": as to any Person, such Person's successors by law, and as to any individual, such individual's spouse and lineal descendants (including by way of adoption).

        "PERSON":   an  individual, partnership,  corporation,  business  trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "PROXY STATEMENT":  has the meaning set forth in Section 8.7.

        "REQUIREMENT OF LAW": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other
Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "S-4": the registration statement on Form S-4, including any amendments or supplements thereto, to be filed with the SEC pursuant to Section 8.7.

        "SEC":  has the meaning set forth in Recital B.

        "SECURITIES ACT":  has the meaning set forth in Recital B.

        "SIGNIFICANT EMPLOYEE":   As to any  Person, "significant employees"  of
    such Person as that term is defined in Regulation S-K of the Securities Act.

        "STOCKHOLDER MEETINGS":  has the meaning set forth in Section 8.7.

        "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. A Subsidiary, as to any Person, shall include a partnership which has such Person or a Subsidiary of such Person as a general partner of such partnership.

        "SURVIVING CORPORATION":  has the meaning set forth in Section 2.1.

        "TANGIBLE PROPERTY": as to any Person, the plant, machinery, equipment, leasehold improvements, vehicles, and structures of such Person and related capitalized items and other tangible property material to the business of such Person.

        1.2  OTHER DEFINITIONAL PROVISIONS; INTERPRETATION.

           (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other agreement, instrument or document made or delivered pursuant hereto.

           (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

           (c) The headings in  this Agreement are  included for convenience  of
       reference   only  and  shall  not  in  any  way  affect  the  meaning  or interpretation of this Agreement.

           (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

    2.  THE MERGER.

        2.1 THE MERGER AND ITS EFFECT. Subject to the terms and conditions of this Agreement, at the Effective Time, Newco shall be merged with and into
MediVators, which shall be the surviving corporation (MediVators, as the party to the Merger surviving the Merger, is sometimes hereinafter referred to as the "Surviving Corporation"), in accordance with this Agreement and which shall continue to be governed by the Laws of the State of Minnesota. Upon the effectiveness of the Merger: (a) the separate corporate existence of Newco shall cease; (b) the Surviving Corporation shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of MediVators and Newco; (c) all real and personal property, tangible and intangible, of every kind and description belonging to MediVators and Newco shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in either MediVators or Newco shall not revert or in any way be impaired by reason of the Merger; (d) the Surviving Corporation shall be liable for all the obligations and liabilities of each of MediVators and Newco and any claim existing or action or proceeding pending by or against either MediVators or Newco may be enforced as if the Merger had not taken place; and (e) neither the rights of creditors nor any Liens upon the property of either MediVators or Newco shall be impaired by the Merger.

        2.2 EFFECTIVE TIME OF THE MERGER. Upon the satisfaction or waiver of the conditions set forth in Sections 9 and 10 and the Closing of the Merger in accordance with Section 4, the parties hereto shall cause an Articles of Merger meeting the requirements of Section 302A.615 of the Minnesota Law (the "Articles of Merger") to be properly executed and filed in accordance with the terms of this Agreement and the applicable provisions of the Minnesota Law. The Merger shall become effective at the time of the filing of the Articles of Merger as provided above, or at such later time as the parties hereto have theretofore agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

        2.3 ARTICLES OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION. From and after the Effective Time, the Articles of
Incorporation and By-laws of MediVators as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-laws of the Surviving Corporation until further amended.

        2.4 DIRECTORS OF THE SURVIVING CORPORATION. At the Effective Time, the directors of the Surviving Corporation shall be as follows:

                                William J. Vella
                                Curtis D. Luebke
                                James P. Reilly
                              Donald L. Sturtevant
                                Craig A. Sheldon

        2.5 OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the officers of the Surviving Corporation shall be as follows:

                       OFFICE                               NAME OF OFFICER
-----------------------------------------------------  -------------------------
President                                              Donald L. Sturtevant
Vice President, Treasurer and Secretary                Craig A. Sheldon
Vice President -- Sales and Marketing                  Jeffrey D. Eitreim
Vice President -- Research and Development             James F. Drake

        Persons who are currently serving as officers and directors of MediVators shall deliver resignations as officers and directors of MediVators prior to the MediVators Special Meeting, such resignations to be effective at the Effective Time.

        2.6    FISCAL  YEAR.   Cantel  and  MediVators covenant  and  agree that
    commencing at the Effective Time, the fiscal year of the Surviving Corporation shall end on the 31st day of July.

    3.  CONVERSION OF SHARES ON THE MERGER EFFECTIVE DATE.

        3.1 MANNER AND BASIS OF CONVERSION. Pursuant to the Merger, the manner and basis of converting the Capital Stock of each of MediVators and Newco into or for Capital Stock or other property of the Surviving Corporation or Cantel shall be as follows:

             3.1.1 Each share of Common Stock of Newco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of common stock of the Surviving Corporation.

             3.1.2 Each of the MediVators Series A Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into .2571 Cantel Shares.

             3.1.3 Each of the MediVators Series B Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into .7713 Cantel Shares.

             3.1.4 As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the MediVators Convertible Securities which are set forth on Schedule 5.5 and remain outstanding at the Effective Time shall, by virtue of the Merger, thereafter entitle the holder thereof to acquire such number of Cantel Shares as such holder would have received had such MediVators Convertible Security been exercised in full for MediVators Shares immediately prior to the Effective Time. At the Effective
Time, the per share exercise price of each of such MediVators Convertible Securities shall be adjusted by multiplying the then current per share exercise price thereof by a fraction the numerator of which is 1 and the denominator of which is .2571. As of the Effective Time, all stock option plans of MediVators shall automatically terminate. In lieu of the foregoing, the parties may agree prior to the Effective Date to convert all or some of the MediVators

Convertible Securities into an option under an existing stock option plan of Cantel (on terms consistent with those described in this paragraph) in which case MediVators shall use its best efforts to cause the holders of MediVators Convertible Securities to sign such option agreements with Cantel as may be required to effect the foregoing.

             3.1.5 The MediVators Shares to be converted into Cantel Shares pursuant to Sections 3.1.2 and 3.1.3 are sometimes hereinafter referred to as the "Converted MediVators Shares."

        3.2 PROCEDURE FOR CONVERSION OF SHARE CERTIFICATES. As promptly as possible on or after the Effective Date, a letter of transmittal
("Transmittal Letter") and instructions will be mailed or otherwise made available for use in surrendering to American Stock Transfer and Trust Company or other agent appointed by Cantel (the "Exchange Agent") stock certificates which immediately prior to the Effective Time represented Converted MediVators Shares. The Transmittal Letter will authorize the Exchange Agent to do all things necessary to accomplish the exchange of such stock certificates for stock certificates representing Cantel Shares. Each holder of record of a stock certificate subject to conversion which prior to the Effective Time represented Converted MediVators Shares will be entitled to receive, promptly upon proper surrender thereof to the Exchange Agent together with a properly completed and duly executed Transmittal Letter, and compliance with the terms of the Transmittal Letter, certificates representing Cantel Shares as provided in Sections 3.1.2 or 3.1.3, as the case may be. Until so surrendered, each certificate representing Converted MediVators Shares shall be deemed for all corporate purposes to evidence only the right to receive, upon proper surrender together with a properly completed and duly executed Transmittal Letter, certificates representing the Cantel Shares into which the shares represented thereby shall have been converted, as set forth herein.

        3.3 NO FRACTIONAL SHARES. No certificates or scrip for fractional Cantel Shares will be issued in the Merger; no Cantel stock split or dividend shall relate to any fractional share and no fractional share interest shall entitle the owner thereof to vote or have any rights of a stockholder of Cantel. In lieu of such fractional shares, any holder of Converted MediVators Shares who would otherwise be entitled to receive a fractional Cantel Share will, upon surrender of his or her certificate or certificates representing Converted MediVators Shares outstanding immediately prior to the Effective Time, be paid the cash value of such fractional Cantel Share which shall be equal to the amount determined by multiplying such fraction by the closing price of Cantel Shares on the NASDAQ National Market System on the first day preceding the Effective Date on which Cantel Shares were traded on said market.

        3.4 NO FURTHER TRANSACTIONS. The stock transfer books of MediVators shall be closed as of the Effective Date and no further registrations of transfers of MediVators Shares shall be made thereafter on the records of MediVators.

        3.5 RIGHTS OF HOLDERS OF MEDIVATORS SHARES. Each Cantel Share into which Converted MediVators Shares shall be converted in the Merger shall be deemed to have been issued on the Effective Date. No dividends which shall accrue on any such newly-issued Cantel Shares shall be paid until the certificate representing the applicable Converted MediVators Shares shall have been surrendered as required by Section 3.2 above, but upon such surrender, there shall be paid to the Person in whose name the certificates representing such Cantel Shares shall be issued any dividends (without interest thereon) which shall have become payable or as to which a record date has occurred with respect to such Cantel Shares between the Effective Date and the time of such surrender.

    4.  CLOSING.

       4.1 The Merger shall be consummated at a closing (the "Closing") at the offices of Cantel's counsel, Dornbush Mensch Mandelstam & Schaeffer, LLP
("DMM&S"), 747 Third Avenue, New York, New York 10017 or at such other place as may be agreed by the parties. The Closing shall take place on the date following the date that the Merger is approved by the stockholders of MediVators and Cantel, as contemplated by Section 8.8, which shall be as soon as practicable following the date that the S-4 (as hereinafter defined) is declared effective by the SEC (but not earlier than permitted by applicable regulations of the SEC), or on such other date as may be agreed by the parties. The Articles of Merger provided for by Section 2.2 shall be filed in the office of the Secretary of State of the State of Minnesota, as specified in said Section.

    5. REPRESENTATIONS AND WARRANTIES OF MEDIVATORS. MediVators, which for purposes of this Section 5 shall be deemed to include all Subsidiaries of MediVators unless the context indicates otherwise, hereby represents and warrants to Cantel that, except as disclosed on any Schedule:

        5.1 ORGANIZATION OF MEDIVATORS. MediVators is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its businesses in all material respects as now being conducted.

        5.2 QUALIFICATION. MediVators is duly qualified as a foreign corporation to transact business in the jurisdictions set forth in Schedule
5.2, which are the only jurisdictions where the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on MediVators.

        5.3 AUTHORITY. MediVators has all requisite corporate power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated by this Agreement, subject to adoption of this Agreement by MediVators' stockholders. This Agreement has been duly executed and delivered by MediVators and, subject to adoption of this Agreement by MediVators' stockholders, constitutes legal, valid and binding obligations of MediVators enforceable against MediVators in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

        5.4  CAPITALIZATION.  MediVators' authorized Capital Stock consists  of:
    (i) 10,000,000 Series A Shares, of which 3,866,086 shares were issued and outstanding as of the date hereof (giving effect to the issuance of 20,000 shares to James Drake), and (ii) 500,000 Series B Shares, of which 2,000 Shares were issued and outstanding as of the date hereof (subject to accrued and unpaid stock dividends). No other class of Capital Stock of MediVators is authorized or outstanding. All of the issued and outstanding MediVators Shares are duly authorized and are legally and validly issued, fully paid and nonassessable.

        5.5 MEDIVATORS CONVERTIBLE SECURITIES. Except as set forth in Schedule 5.5, (a) there are no outstanding Convertible Securities to acquire any securities of MediVators or its Subsidiaries from MediVators or, to MediVators' knowledge, from any of the stockholders of MediVators or its Subsidiaries, except as contemplated by this Agreement in connection with the Merger; (b) no shares of Capital Stock of MediVators are reserved or set aside as treasury shares for any purpose and no stockholder of MediVators has preemptive rights; and (c) there are no voting trusts or other agreements or understandings of which MediVators has knowledge with respect to the voting of shares of any class of Capital Stock of MediVators, except as contemplated by this Agreement.

        5.6 SUBSIDIARIES. Except as set forth in Schedule 5.6, MediVators has no Subsidiaries and neither MediVators nor any of its Subsidiaries is a party to any partnership or joint venture agreement or arrangement or owns any equity interest in any other corporation, partnership or other entity. Each Subsidiary of MediVators is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation set forth on
Schedule 5.6 and is duly qualified to do business as a foreign corporation, and in good standing in the states (listed in Schedule 5.6) in which it owns property of the nature, or transacts business of the type, that would make such qualification necessary. Each Subsidiary of MediVators has the power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted. MediVators owns of record, free and clear of all Liens, one hundred percent (100%) of the issued and outstanding Capital Stock of its Subsidiaries.

        5.7 ARTICLES OF INCORPORATION AND BY-LAWS. MediVators has made available to Cantel true, correct and complete copies of the articles of incorporation and by-laws of MediVators and each of its Subsidiaries, and all amendments thereto as of the date hereof. Each Articles of Incorporation delivered hereunder has been certified by the Secretary of State of the state of incorporation.

        5.8 NO CONFLICTS. Except as set forth in Schedule 5.8, neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, conflict with or will conflict with or has resulted or will result in the breach of or violation of any of the terms or conditions of, or constitute (or, with notice or lapse of time or both, would constitute) a default or result in the acceleration of any material obligation of MediVators under: (i) the certificate of incorporation or by-laws of MediVators; or (ii) any Requirement of Law or Contractual Obligation of MediVators and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

        5.9 NO MATERIAL ADVERSE CHANGE. Except as set forth in Schedule 5.9, since the MediVators Balance Sheet Date, MediVators has conducted its business in all material respects only in the ordinary and usual course and there has been no material adverse change in the assets, liabilities, properties, business or condition, financial or otherwise, of MediVators, and no event or condition exists or has occurred which would, so far as reasonably can be foreseen at this time, have a Material Adverse Effect, nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition of MediVators, whether or not covered by insurance.

        5.10 TAX MATTERS. The total amounts set up as valuation allowances for current and deferred taxes in the MediVators Unaudited Financial Statements are, and the total amounts accrued on the books and records of MediVators for the period commencing on the day following the MediVators Balance Sheet Date and ending on the date of the Closing will be, adequate provisions, in accordance with GAAP, for the payment of all federal, state, county, local, foreign and other taxes, and all employment and payroll related taxes, and all import duties, including any penalties or interest thereon, whether or not measured in whole or in part by income, whether disputed or not, which are hereafter found to be, or to have been, due with respect to the conduct of the business of MediVators during all periods covered by the MediVators Unaudited Financial Statements up to and through the MediVators Balance Sheet Date and during the period subsequent thereto and up to and through the date of the Closing, respectively. Except as would not have a Material Adverse Effect, MediVators has timely filed, on or before the relevant due dates therefor (including any extensions of time to file), all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns and reports which MediVators is required by law to file, all of which were, to the knowledge of MediVators, properly prepared on a reasonable basis. MediVators has paid or provided for all taxes shown to be due on such returns and any amendments thereto. There are no unpaid deficiencies or other assessments of tax, interest or penalties owed by MediVators. MediVators will file when due all tax returns which are required to be filed by it on or before the date of the Closing. Such returns shall be properly prepared on a reasonable basis and in a manner consistent with prior returns. No federal or state returns of MediVators relating to taxes measured in whole or in part by net income have been audited, and, except as would not have a Material Adverse Effect, no audit of any tax return of MediVators is in progress or, to the knowledge of MediVators, threatened, and no waiver or agreement by MediVators is in force for the extension of time for the assessment or payment of any tax. Any extension of time for the filing of a tax return which is currently in effect was properly obtained.

        5.11 COMPLIANCE WITH LAWS. (a) MediVators is in compliance with, and has not received notice from any Governmental Authority alleging a violation by it of, any federal, state, county, local or foreign, statute, law, ordinance, regulation or order (i) applicable to it or its business, including without limitation regulations promulgated by the FDA, EPA or OSHA or (ii) which otherwise is applicable to it involving the manufacture, production, storage, possession, sale, delivery or distribution of any of its products or services;
(b) MediVators has not received any directives or orders from any Governmental Authority related to or affecting any of its products or facilities; (c) MediVators has all licenses, permits, orders, authorizations, notifications and approvals of any Governmental Authority (including without limitation, notifications of the FDA under Section 510(k) under the Food, Drug and Cosmetics Act, as amended (the "FDC Act")) material to the conduct of its business as presently conducted (collectively, the "MediVators Permits"); and (d) all material MediVators Permits, the loss of which could have a Material Adverse Effect, are listed in Schedule 5.11 and are in full force and effect, no violations are or have been recorded in respect of any MediVators Permit which currently have or could have a Material Adverse Effect, and no proceeding is pending, or, to the best knowledge of MediVators, threatened, to revoke or limit any MediVators Permit, the loss of which could have a Material Adverse Effect. MediVators has not marketed and is not currently marketing any device in violation of the FDC Act and is in compliance, in all material respects, with all manufacturing and quality assurance standards and other requirements under the FDC Act and FDA regulations applicable to MediVators.

        5.12 NO CONSENTS. Except for applicable requirements of the Securities Act, the Exchange Act, NASDAQ, and state securities or blue sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by MediVators, the consummation by MediVators of any of the transactions contemplated hereby or the receipt of the Cantel Shares by holders of the MediVators Shares pursuant to this Agreement.

        5.13 NO DEFAULTS UNDER LOAN AGREEMENTS. MediVators is not in default under any Contractual Obligation relating to borrowed money to which it is a party or by which it or its material assets or properties is bound, nor does any condition exist which with notice or lapse of time or both would constitute such default, and each such contract or other agreement relating to borrowed money is in full force and effect. Exclusive of intercompany indebtedness, there is no agreement, contract or instrument to which MediVators is a party and which evidences, individually or, in the case of related transactions, collectively, indebtedness of MediVators for money borrowed.

        5.14 LITIGATION. Except as set forth in Schedule 5.14, MediVators is not a party to, nor, to its knowledge, threatened with, any material litigation or judicial, administrative or arbitration proceeding or investigation. Except as set forth in Schedule 5.14, there is no dispute with any Person under contract with MediVators which has a Material Adverse Effect on MediVators, or is reasonably likely to have a Material Adverse Effect on MediVators, and there is no present or to MediVators' knowledge, threatened walkout, strike or any other similar occurrence.

        5.15  PUBLIC REPORTS; COMPLIANCE.

           (a) MediVators has heretofore delivered to Cantel a copy of its Annual Reports on Form 10-K pursuant to Sections 13 or 15(d) of the Exchange Act for the fiscal years ended December 31, 1994 and December 31, 1993, and all other registration statements and reports required to be or otherwise filed by it since December 31, 1994 with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the "MediVators Reports"). None of the MediVators Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date hereof). Included or incorporated by reference in the MediVators Reports are, without limitation, the consolidated balance sheets of MediVators as at December 31, 1994 and December 31, 1993 and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for each of the respective fiscal years then ended, certified by Price Waterhouse LLP, whose opinions thereon are included therewith (the "MediVators Audited Financial Statements") and the unaudited consolidated balance sheets of MediVators as at June 30, 1995 and March 31, 1995, together with the related unaudited consolidated statements of operations and cash flows for the periods reflected therein (the "MediVators
       Unaudited Financial Statements"). The MediVators Audited Financial Statements and the MediVators Unaudited Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and fairly present the consolidated financial position, results of operations, cash flows, and changes in stockholders' equity of MediVators and its consolidated Subsidiaries as at the respective dates and for the respective periods stated therein in each case in accordance with generally accepted accounting principles consistently applied.

           (b) The MediVators Common Stock is registered under Section 12(g) the Exchange Act, is quoted in the National Association of Securities Dealers Automated Quotation System, and is currently subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Exchange Act. MediVators has filed and will file all reports required to be filed by it pursuant to the Exchange Act and the regulations promulgated thereunder through the date hereof and the Closing. No such reports filed by MediVators after the date hereof and prior to the Effective Date will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date filed).

        5.16 AGREEMENTS. Schedule 5.16 lists or refers to all of the following types of contracts and other agreements (whether oral or written) which are not otherwise disclosed herein or in the MediVators Reports and which provide for payments by or to MediVators in excess of $10,000 to which MediVators is a party or by or to which it or its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, employee, consultant or stockholder, including, without limitation, all non-competition agreements with employees; (ii) agreements with any labor union or association representing any employee; (iii) contracts and other agreements for the sale of products or services; (iv) contracts and other agreements for the purchase or acquisition of products, materials, supplies, equipment, merchandise, or services; (v) contracts and other agreements for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business; (vi) joint venture agreements relating to its assets, properties or business or by or to which it or its assets or properties are bound or subject; (vii) contracts or other agreements under which it agrees to indemnify any person, to share tax liability of any person, or to refrain from competing with any person; (viii) warehousing, distributorship, representative, management, marketing, sales agency or advertising agreements; and (ix) any other material contract or other agreement not made in the ordinary course of business (other than those reflected in any other Schedule) including, without limitation, all agreements with any finder, broker or financial consultant. All of the contracts and other agreements set forth in Schedule 5.16 are (except as set forth in said Schedule), to the knowledge of MediVators, in full force and effect in accordance with their respective terms, and MediVators is not in default, nor does any condition exist which with notice or lapse of time or both would constitute a default by MediVators, in any material respect, under any of them, nor, to the knowledge of MediVators, is any other party to any such contract or other agreement in default in any material respect thereunder on the date hereof. On the date hereof, MediVators is not a party to or bound by any contracts or other agreements (other than those identified on a Schedule to this Agreement) which it believes either individually or in the aggregate have a Material Adverse Effect on MediVators.

        5.17  REAL ESTATE.  MediVators does not own any real property.  Schedule
    5.17 sets forth a list of: (i) all leases, subleases or other agreements under which MediVators is lessor or lessee of any real property; (ii) all options held by MediVators or Contractual Obligations on the part of MediVators to purchase or acquire any interest in real property; and (iii) all options granted by MediVators to sell or dispose of any interest in real property. MediVators is the owner of record, the lessee or lessor under the leases or holder of the options, as the case may be, as set forth in Schedule 5.17. Such leases, subleases and other agreements are in full force and effect and, with respect to MediVators' performance thereunder, no default, or event which, with notice or lapse of time or both, would constitute a default, in any material respect by MediVators, has occurred thereunder. MediVators' principal physical plants and facilities are in good condition and repair, and are sufficient for the conduct of MediVators' business as presently conducted. No condemnation proceeding is pending or, to MediVators' knowledge, threatened which would preclude or materially impair the use by the Surviving Corporation of any material property leased to or from MediVators or owned by MediVators. MediVators has received no notice that it is in violation of any material zoning regulation or requirement relating to any material property leased to or from MediVators.

    The real estate owned or leased by MediVators is in all material respects free of unlawful contamination from any substance or material presently identified as toxic or hazardous by any Environmental Laws and MediVators has not caused or suffered to occur a material spillage or other discharge of any Hazardous Materials or substance within the meaning of any Environmental Law or otherwise conducted operations which could reasonably lead to the imposition of any Lien upon any real property owned or leased by MediVators or any material fine upon MediVators pursuant to any Environmental Law.

        5.18 OFFICERS, DIRECTORS AND EMPLOYEES. Schedule 5.18 sets forth the name and total compensation of each officer, director, employee and consultant of MediVators. Except for employment agreements described in Schedule 5.16, MediVators is not a party to any Contractual Obligation which could obligate MediVators to pay severance or other similar compensation to an officer, director, employee or other Person solely as a result of the Merger or other transactions contemplated hereunder.

        5.19 ACCOUNTS RECEIVABLE. Except as set forth in Schedule 5.19, and subject to reserves for bad debts as therein provided, all accounts receivable reflected on the MediVators Balance Sheet and all accounts receivable arising subsequent to the MediVators Balance Sheet Date have arisen in the ordinary course of business, have been collected or, to the best knowledge of MediVators, are collectible in the aggregate recorded amounts thereof in accordance with their terms subject to reserves for bad debts which, to MediVators' knowledge, are adequate, and are owned by MediVators free and clear of any Lien. Schedule 5.19 lists as of September 30, 1995 all accounts receivable of MediVators on an aging basis, which Schedule is true, correct and complete.

        5.20 TANGIBLE PROPERTY. MediVators has made available to Cantel a depreciation schedule for the plant, machinery, equipment, leasehold improvements, vehicles, structures, any related capitalized items and other tangible property material to the business of MediVators and which is treated by MediVators as depreciable or amortizable property ("MediVators Tangible Property").

        5.21 INTANGIBLE PROPERTY. MediVators owns or is licensed to use, in each case free and clear of any Lien created by MediVators, all patents, trademarks, trade names, service marks, copyrights, applications for any of the foregoing, together with all other technology, know-how, tangible or intangible proprietary information or material and formulae that are necessary and material to the business of MediVators as currently conducted (the "MediVators Intellectual Property"). Schedule 5.21 lists all patents, trademarks, trade names, service marks, copyrights and applications included in the MediVators Intellectual Property. Except as set forth in Schedule 5.21, MediVators has received no notice of any claims by any person, (i) to the effect that the manufacture, sale or use of any product or process as now used or offered by MediVators infringes on any patents, (ii) against the use by MediVators of any trademarks, trade names, technology, know-how or processes necessary and material for the operation of the business of MediVators as currently conducted or presently contemplated, or (iii) challenging or questioning the validity or effectiveness of any of the MediVators Intellectual Property. MediVators has provided Cantel with a true and complete copy of each patent that constitutes MediVators Intellectual Property and each license or sublicense pursuant to which MediVators is permitted to sell, distribute or otherwise use MediVators Intellectual Property owned by third parties.

        5.22 PRODUCTS. MediVators has furnished Cantel with representative information describing MediVators' products and services. MediVators has no
Contractual Obligations pursuant to which it is obligated to purchase inventory or components and which is not terminable by MediVators without any material payment or charge.

        5.23 LIENS. MediVators owns outright and has good and marketable title to all of its Tangible Property, including, without limitation, all of the
MediVators Tangible Property reflected on the MediVators Balance Sheet, in each case free and clear of any Lien, except for: (i) immaterial MediVators Tangible Property, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the MediVators Balance Sheet Date, (iii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable, (iv) minor Liens of a character which do not substantially impair the assets or properties of MediVators or materially detract from its business, and (v) as reflected in the MediVators Audited Financial Statements.

        5.24 ACCOUNTS PAYABLE. Schedule 5.24 lists as of September 30, 1995 all accounts payable of MediVators on an aging basis, which Schedule is true, correct and complete. Prior to the Closing, MediVators will deliver to Cantel a true, correct and complete schedule of MediVators' accounts payable as at a date not more than 30 days prior to the Effective Date which sets forth all accounts payable of MediVators.

        5.25 LIABILITIES. As at the date of this Agreement, MediVators did not have any material direct or indirect indebtedness or uninsured liability accrued, absolute, or contingent (and likely of occurring) or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth, accrued, reserved for or reflected in a financial statement ("MediVators Liabilities"), which were not adequately accrued, reserved for or reflected in the MediVators Unaudited Financial Statements, except MediVators Liabilities: (i) incurred since the MediVators Balance Sheet Date in the ordinary course of business, (ii) incurred in connection with this Agreement or (iii) of the type expressly referred to elsewhere in this Agreement or in the MediVators Reports.

        5.26 SUPPLIERS AND CUSTOMERS. To MediVators' knowledge, the relationships of MediVators with its suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial or other working relationships and no (i) supplier of products sold or utilized by MediVators, the loss of which could have a Material Adverse Effect, or (ii) customer who accounted for more than $100,000 of MediVators' sales of products or services during the year ended December 31, 1994 or is reasonably expected to account for more than $100,000 of such sales during the year ending December 31, 1995 or licensor or sublicensor of intellectual property to MediVators, has cancelled or otherwise terminated, or threatened in writing or otherwise to cancel or otherwise terminate, its relationship with MediVators.

        5.27 EMPLOYEE BENEFIT PLANS. Schedule 5.27 sets forth a true and complete list of all written and oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance and other material employee benefit plans, programs, commitments or funding arrangements maintained by MediVators or a Subsidiary of MediVators, to which MediVators or such Subsidiary is a party, or under which MediVators or the Subsidiary has any obligations, present or future (other than obligations to pay current wages, salaries or sales commissions terminable on notice of 30 days or less) in respect of, or which otherwise cover or benefit, any of the current or former officers, employees or sales representatives (whether or not employees) of MediVators, or their beneficiaries (hereinafter individually referred to as "MediVators Employee Benefit Plan" and collectively referred to as "MediVators Employee Benefit Plans"). MediVators has delivered or made available to Cantel true and complete copies of all documents, as they may have been amended to the date hereof, embodying the terms of the MediVators Employee Benefit Plans.

    Except for the MediVators Employee Benefit Plans identified in Schedule 5.27, there is no "employee pension benefit plan", "employee welfare benefit plan" or "employee benefit plan" within the meaning of Sections 3(1), 3(2) and 3(3) of ERISA. No MediVators Employee Benefit Plan to which MediVators or any ERISA Affiliate (as hereinafter defined) has maintained or contributed to is subject to Title IV of ERISA or Section 412 of the Code. For purposes of this
Section 5.27, the term "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with MediVators, within the meaning of Sections 414(b) and 414(c) of the Code or the regulations promulgated thereunder.

    MediVators does not maintain and has not maintained a plan which meets the safe harbor requirements of Section 414(n)(5) of the Code and MediVators has not made any representations (including oral representations) with respect to the existence of such a plan to any customers, clients, employees or any other person. MediVators does not maintain and has not maintained any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

    Except as set forth in Schedule 5.27, each MediVators Employee Benefit Plan described in Schedule 5.27 is in full force and effect in accordance with its terms and there are no material actions, suits or claims pending (other than routine claims for benefits) or, to MediVators' knowledge, threatened, against any MediVators Employee Benefit Plan or any fiduciary thereof and MediVators has performed all material obligations required to be performed by it under, and is not in default under or in violation of, any MediVators Employee Benefit Plan, in any material respect, and MediVators is in compliance in all material respects with the requirements prescribed by all statutes, laws, ordinances, orders or governmental rules or regulations applicable to the MediVators Employee Benefit Plans, including, without limitation, ERISA and the Code. With respect to each MediVators Employee Benefit Plan, MediVators has delivered or made available to Cantel true and complete copies of the following documents where applicable: (i) the most recent annual report (Form 5500 series) and accompanying schedules filed with the IRS, any financial statement and opinion required by Section 103(a)(3) of ERISA; (ii) the most recent determination letter issued by the IRS and any outstanding request for a determination letter;
(iii) the most recent summary plan description and all modifications; and (iv) the text of each MediVators Employee Benefit Plan and of any trust, insurance or annuity contract maintained in connection therewith. To the knowledge of MediVators, neither MediVators nor any other "party-in-interest," as defined in
Section 3(14) of ERISA, has engaged in any "prohibited transaction," as defined in Section 406 of ERISA, which could subject any MediVators Employee Benefit Plan, MediVators or Cantel or any officer, director, partner or employee of MediVators or Cantel or any fiduciary of any MediVators Employee Benefit Plan to a material penalty or excise tax imposed under Section 502(i) of ERISA and
Section 4975 of the Code.

    Except as set forth in Schedule 5.27, MediVators is not a party to any agreement to provide nor does it have an obligation to provide (except pursuant to Section 162(k) of the Code with respect to tax years beginning before January 1, 1989 and Section 4980B of the Code thereafter) any individual, or such individual's spouse or dependent, with any benefit following his or her retirement or termination of employment, nor his or her spouse, any dependent or any beneficiary subsequent to his or her death, with retirement, medical or life insurance or any benefit under any employee pension benefit plan and any employee welfare benefit plan. MediVators has complied with all its obligations under Section 162(k) and Section 4980B of the Code.

        5.28 INSURANCE. Schedule 5.28 lists all material policies or binders of fire, liability (including product liability), workmen's compensation, vehicular, casualty, directors and officers liability, title or other insurance held by or on behalf of MediVators (specifying the insurer, the policy number or covering note number with respect to binders, the amount of coverage thereunder and describing each pending claim thereunder other than routine claims for coverage under MediVators' group medical plan insurance policy). Such policies and binders are in full force and effect. To MediVators' knowledge, MediVators has not failed to give any material notice or present any material claim under any such policy or binder in a due and timely fashion. Except for claims set forth in Schedule 5.28 and routine medical claims there are no outstanding unpaid claims under any such policy or binder.

MediVators has not received a notice of cancellation or non-renewal of any such policy or binder and, to MediVators' knowledge, there is no material inaccuracy in any application for any such policy or binder, failure to pay premiums when due or other similar state of facts which would form the basis for termination of any such insurance. Schedule 5.28 contains a brief description of MediVators' general liability loss history under the policies of insurance therein listed.

        5.29 OPERATIONS OF MEDIVATORS. Except as set forth in Schedule 5.29 or disclosed in a MediVators Report, from December 31, 1994 through the date hereof, MediVators has not (except as contemplated by, or disclosed in, this Agreement):

           (i) amended any certificate of incorporation or by-laws or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding Capital Stock or, in any material manner, the character of its business;

           (ii) issued or sold or purchased any MediVators Convertible Securities (except for MediVators Convertible Securities described on
       Schedule 5.5), or entered into any contracts or commitments to issue or sell or purchase, any shares of its Capital Stock;

          (iii) entered into or amended any material employment agreement, entered into any agreement with any labor union or association representing any material employee or entered into or amended any material MediVators Employee Benefit Plan;

          (iv) incurred any indebtedness for borrowed money;

           (v) declared or paid any dividends or declared or made any distributions of any kind in respect of shares of its Capital Stock other than "upstream" dividends from Subsidiaries;

          (vi) waived any right of material value of its business other than in the ordinary course of its business;

          (vii) made any significant change in its accounting methods or practices or made any significant change in depreciation or amortization policies or rates adopted by it from those reflected in the MediVators Audited Financial Statements;

         (viii) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of MediVators' officers, directors, or Significant Employees in excess of 5% in the aggregate or any accrual for or commitment or agreement to make or pay the same;

          (ix) made any loan or advance to any of MediVators' officers, directors, or Significant Employees in excess of $2,500 individually or $10,000 in the aggregate, other than travel and petty cash advances made in the ordinary course of business;

           (x) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, or Significant Employees;

          (xi) entered into any lease (as lessor or lessee) or sold, abandoned or made any other disposition of any of its material assets or properties, or granted or suffered any Lien on any of its material assets or properties;

          (xii) entered into or amended any written contract or other agreement pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

         (xiii) except for inventory, supplies or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other entity which is material to MediVators;

         (xiv) entered into any transaction other than in the ordinary course of business; or

          (xv) sold, transferred, assigned or otherwise disposed of any assets, property or portion of its business which is material to MediVators.

        5.30 POTENTIAL CONFLICTS OF INTEREST. Except as set forth in Schedule 5.30, to MediVators' knowledge, no officer or director of MediVators: (i)
owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any entity which is a competitor, lessor, lessee, customer or supplier of MediVators or Cantel; (ii) has any interest, direct or indirect, in any material property or assets of MediVators (except in his capacity as a stockholder of MediVators);
(iii) owns directly or indirectly, in whole or in part, any material copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license or secret or confidential information of the nature requiring a license for use by MediVators which MediVators is using or the use of which is necessary for the business of MediVators; or (iv) has any material cause of action or other claim whatsoever against, or owes any material amount to, MediVators, except for claims in the ordinary course of business (such as for accrued vacation pay, accrued benefits under MediVators Employee Benefit Plans, expense advances and similar matters).

        5.31 ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither MediVators nor any director, partner, officer, agent, employee, stockholder or other Person acting on behalf of MediVators has (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official of any other Person who is or may be in a position to help or hinder MediVators or assist MediVators in connection with any proposed transaction, which gift or similar benefit, if not given in the past, might have materially and adversely affected the business or prospects of MediVators or (b) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Neither MediVators nor any director, partner, officer, agent, employee or other Person acting on behalf of MediVators has accepted or received or made any unlawful contributions, payments, gifts or expenditures.

        5.32 FULL DISCLOSURE. None of the information supplied or to be supplied by MediVators for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, including the Proxy Statement and the S-4, (ii) filings pursuant to any State securities and blue sky laws, and (iii) filings made in connection with obtaining the approvals of Governmental Authorities, will, in the case of the S-4 at the time the S-4 is declared effective pursuant to the Securities Act, in the case of the Proxy Statement at the time of the mailing thereof and of the MediVators Special Meeting, and in the case of other documents at the time such documents are filed with any federal or state regulatory authority and/or at the time they are distributed to stockholders of either Cantel or MediVators, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (or, in the case of the Proxy Statement, in order to make the statements therein, in light of the circumstances under which they were made, not misleading).

        5.33 INCORPORATION OF SCHEDULES. The Parties recognize that there may be some overlapping in the disclosure required pursuant to a number of the representations and Schedules set forth above. Failure of disclosure in response to one item shall not be deemed a default so long as disclosure is fairly contained in the Schedules and the MediVators Reports taken as a whole.

    6.  REPRESENTATIONS AND WARRANTIES OF CANTEL.

    Cantel, which for purposes of this Section 6 shall be deemed to include all Subsidiaries of Cantel unless the context indicates otherwise, hereby represents and warrants to MediVators that, except as disclosed on any Schedule:

        6.1 ORGANIZATION OF CANTEL. Cantel is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted.

        6.2 QUALIFICATION. Cantel is duly qualified as a foreign corporation to transact business in the jurisdictions set forth in Schedule 6.2, which are the only jurisdictions where the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on Cantel.

        6.3 AUTHORITY. Cantel has all requisite corporate power and authority to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, and to consummate the transactions contemplated by this Agreement subject to adoption of this Agreement by Cantel's stockholders. This Agreement has been executed and delivered by Cantel and subject to adoption of this Agreement by Cantel's stockholders constitutes legal, valid and binding obligations of Cantel, enforceable against Cantel in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

        6.4 CAPITALIZATION. On the date hereof, Cantel's authorized Capital Stock consists of 7,500,000 shares of Common Stock, par value $.10 per share, of which 2,768,193 shares are issued and outstanding as of the date hereof and 1,000,000 shares of Preferred Stock, par value $1.00 per share, none of which is outstanding. Cantel has no treasury shares outstanding. No other class of Capital Stock of Cantel is authorized or outstanding. All of the issued and outstanding Cantel Shares are duly authorized and are legally and validly issued, fully paid and nonassessable.

        6.5 CANTEL CONVERTIBLE SECURITIES. Except as set forth in Schedule 6.5, (a) there are no outstanding Convertible Securities to acquire any securities of Cantel or its Subsidiaries from Cantel or, to Cantel's knowledge, from any of the stockholders of Cantel or its Subsidiaries except as contemplated by this Agreement in connection with the Merger; (b) no shares of Capital Stock of Cantel are reserved or set aside as treasury shares for any purpose and no stockholder of Cantel has preemptive rights; and (c) there are no voting trusts or other agreements or understandings of which Cantel has knowledge with respect to the voting of shares of any class of Capital Stock of Cantel, except as contemplated by this Agreement.

        6.6 SUBSIDIARIES. Except as set forth in Schedule 6.6, Cantel has no Subsidiaries and neither Cantel nor any of its Subsidiaries is a party to any partnership or joint venture agreement or arrangement or owns any equity interest in any other corporation, partnership or other entity. Each Subsidiary of Cantel is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation set forth on
Schedule 6.6 and is duly qualified to do business as a foreign corporation, and in good standing in the jurisdictions (listed in Schedule 6.6) in which it owns property of the nature, or transacts business of the type that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each Subsidiary of Cantel has the power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted. Cantel owns of record, free and clear of all Liens, one hundred percent (100%) of the issued and outstanding Capital Stock of its Subsidiaries.

        6.7 CERTIFICATE OF INCORPORATION AND BY-LAWS. Cantel has made available to MediVators true, correct and complete copies of the certificate of incorporation and by-laws, as amended, of Cantel and each of its Subsidiaries and all amendments thereto as of the date hereof (comparable documents in the case of Carsen). Each Certificate of Incorporation delivered hereunder has been certified by the Secretary of State of the state of incorporation (or comparable government official in the case of Carsen).

        6.8 NO CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, nor the issuance or delivery of the Cantel Shares pursuant to this Agreement by Cantel conflict with or will conflict with or has resulted or will result in the breach of or violation of any of the terms or conditions of, or constitute (or, with notice or lapse of time or both, would constitute) a default or result in the acceleration of any material obligation of Cantel under: (i) the certificate or articles of incorporation or by-laws of Cantel or any of its Subsidiaries; or (ii) any Requirement of Law or Contractual Obligation of Cantel and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

        6.9 NO MATERIAL ADVERSE CHANGE. Since the Cantel Balance Sheet Date, Cantel has conducted its business in all material respects only in the ordinary and usual course and there has been no material adverse change in the assets, liabilities, properties, business or condition, financial or otherwise, of Cantel, and no event or condition exists or has occurred which would, so far as reasonably can be foreseen at this time, have a Material Adverse Effect, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business or condition of Cantel, whether or not covered by insurance.

        6.10 TAX MATTERS. Except as set forth in Schedule 6.10, the total amounts set up as valuation allowances for current and deferred taxes in the
Cantel Unaudited Financial Statements (as hereinafter defined) are, and the total amounts accrued on the books and records of Cantel for the period commencing on the day following the Cantel Balance Sheet Date and ending on the date of the Closing will be, adequate provisions, in accordance with GAAP, for the payment of all federal, state, county, local, foreign and other taxes, and all employment and payroll related taxes, and all import duties, including any penalties or interest thereon, whether or not measured in whole or in part by income, whether disputed or not, which are hereafter found to be, or to have been, due with respect to the conduct of the business of Cantel during all periods covered by the Cantel Unaudited Financial Statements up to and through the Cantel Balance Sheet Date and during the period subsequent thereto and up to and through the date of the Closing, respectively. Except as disclosed in
Schedule 6.10 or as would not have a Material Adverse Effect, Cantel has timely filed, on or before the relevant due dates therefor (including any extensions of time to file), all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns and reports which Cantel is required by law to file, all of which were, to the knowledge of Cantel, properly prepared on a reasonable basis. Except as disclosed in Schedule 6.10, Cantel has paid or provided for all taxes shown to be due on such returns and any amendments thereto. Except as disclosed in Schedule 6.10, there are no unpaid deficiencies or other assessments of tax, interest or penalties owed by Cantel. Cantel will file when due all tax returns which are required to be filed by it on or before the date of the Closing. Such returns shall be properly prepared on a reasonable basis and in a manner consistent with prior returns. Schedule 6.10 sets forth the latest years for which federal or state returns of Cantel relating to taxes measured in whole or in part by net income have been audited, and, except as set forth in Schedule
6.10 or as would not have a Material Adverse Effect, no audit of any tax return of Cantel is in progress or, to the knowledge of Cantel, threatened, and no waiver or agreement by Cantel is in force for the extension of time for the assessment or payment of any tax. Any extension of time for the filing of a tax return which is currently in effect was properly obtained.

        6.11 COMPLIANCE WITH LAWS. (a) Cantel is in compliance with, and has not received notice from any Governmental Authority alleging a violation by it of, any federal, state, county, local or foreign, statute, law, ordinance, regulation or order (i) applicable to it or its business, or (ii) which otherwise is applicable to it involving the manufacture, production, storage, possession, sale, delivery or distribution of any of its products or services;
(b) Cantel has not received any directives or orders from any Governmental Authority related to or affecting any of its products or facilities; and (c) Cantel has all licenses, permits, orders, authorizations and approvals of any Governmental Authority material to the conduct of its businesses as presently conducted (collectively, the "Cantel Permits"). There are no Cantel Permits, the loss of which could have a Material Adverse Effect. All Cantel Permits are in full force and effect, no violations are or have been recorded in respect of any Cantel Permit which currently have or may have a Material Adverse Effect and no proceeding is pending, or, to the best knowledge of Cantel, threatened, to revoke or limit any Cantel Permit the loss of which could have a Material Adverse Effect.

        6.12 NO CONSENTS. Except for applicable requirements of the Delaware Law, the Securities Act, the Exchange Act, NASDAQ, and state securities or blue sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by Cantel, the consummation by Cantel of any of the transactions contemplated hereby or thereby or the issuance or delivery of Cantel Shares to holders of MediVators Shares and MediVators Convertible Securities pursuant to this Agreement.

        6.13 NO DEFAULTS UNDER LOAN AGREEMENTS. Exclusive of intercompany indebtedness and the loan agreement referred to in Schedule 6.13, there is no agreement, contract or instrument to which Cantel is a party and which evidences, individually or, in the case of related transactions, collectively, indebtedness of Cantel for money borrowed. Cantel is not in default under any Contractual Obligation relating to borrowed money to which it is a party or by which it or its material assets or properties is bound, nor does any condition exist which with notice or lapse of time or both would constitute such default, and each such contract or other agreement relating to borrowed money is in full force and effect.

        6.14 LITIGATION. Except as set forth in Schedule 6.14, neither Cantel nor any of its Subsidiaries is a party to, or, to its knowledge, threatened with, any material litigation or judicial, administrative or arbitration proceeding or investigation. Except as set forth in Schedule 6.14, there is no dispute with any Person under contract with Cantel which has a Material Adverse Effect on Cantel, or is reasonably likely to have a Material Adverse Effect on Cantel, and there is no present or, to Cantel's knowledge, threatened walkout, strike or any other similar occurrence.

        6.15  PUBLIC REPORTS; COMPLIANCE.

           (a) Cantel has heretofore delivered to MediVators a copy of its Annual Reports on Form 10-K pursuant to Sections 13 or 15(d) of the Exchange Act for the fiscal years ended July 31, 1994 and July 31, 1993, and all other registration statements and reports required to be or otherwise filed by it since July 31, 1994 with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the "Cantel Reports"). None of the Cantel Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date hereof). Included or incorporated by reference in the Cantel Reports are, without limitation, the consolidated balance sheets of Cantel as at July 31, 1994 and July 31, 1993 and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for each of the respective fiscal years then ended, certified by Ernst & Young LLP, whose opinions thereon are included therewith (the "Cantel Audited Financial Statements") and the unaudited consolidated balance sheets of Cantel as at April 30, 1995, January 31, 1995 and October 31, 1994, together with the related unaudited consolidated statements of operations and cash flows for the periods reflected therein (the "Cantel Unaudited Financial Statements"). The Cantel Audited Financial Statements and the Cantel Unaudited Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and fairly present the consolidated financial position, results of operations, cash flows, and changes in stockholders' equity of Cantel and its consolidated Subsidiaries as at the respective dates and for the respective periods stated therein in each case in accordance with generally accepted accounting principles consistently applied.

           (b) The Cantel Common Stock is registered under Section 12(g) the Exchange Act, is quoted in the National Association of Securities Dealers Automated Quotation System, and is currently subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Cantel has filed and will file all reports required to be filed by it pursuant to the Exchange Act and the regulations promulgated thereunder through the date hereof and the Closing. No such reports filed by Cantel after the date hereof and prior to the Effective

       Date will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date filed).

        6.16 AGREEMENTS. Schedule 6.16 lists or refers to all of the following types of contracts and other agreements (whether oral or written) which are not otherwise disclosed herein or in the Cantel Reports and which provide for payments by or to Cantel in excess of $50,000 to which Cantel is a party or by or to which it or its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, employee, consultant or stockholder, including, without limitation, all non-competition agreements with employees; (ii) agreements with any labor union or association representing any employee; (iii) contracts and other agreements for the sale of products or services; (iv) contracts and other agreements for the purchase or acquisition of products, materials, supplies, equipment, merchandise, or services; (v) contracts and other agreements for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business; (vi) joint venture agreements relating to its assets, properties or business or by or to which it or its assets or properties are bound or subject;
(vii) contracts or other agreements under which it agrees to indemnify any person, to share tax liability of any person, or to refrain from competing with any person; (viii) warehousing, distributorship, representative, management, marketing, sales agency or advertising agreements; and (ix) any other material contract or other agreement not made in the ordinary course of business (other than those reflected in any other Schedule) including, without limitation, all agreements with any finder, broker or financial consultant. All of the contracts and other agreements set forth in Schedule 6.16 are (except as set forth in said Schedule), to the knowledge of Cantel in full force and effect in accordance with their respective terms, and Cantel is not in default, nor does any condition exist which with notice or lapse of time or both would constitute a default by Cantel, in any material respect, under any of them, nor, to the knowledge of Cantel, is any other party to any such contract or other agreement in default in any material respect thereunder on the date hereof. On the date hereof, Cantel is not a party to or bound by any contracts or other agreements (other than those identified on a Schedule to this Agreement) which it believes either individually or in the aggregate have a Material Adverse Effect on Cantel.

        6.17 REAL ESTATE. Cantel does not own any real property. Schedule 6.17 sets forth a list of: (i) all leases, subleases or other agreements under which Cantel is lessor or lessee of any real property; (ii) all options held by Cantel or Contractual Obligations on the part of Cantel to purchase or acquire any interest in real property; and (iii) all options granted by Cantel to sell or dispose of any interest in real property. Cantel is the owner of record, the lessee or lessor under the leases or holder of the options, as the case may be, as set forth in Schedule 6.17. Such leases, subleases and other agreements are in full force and effect and, with respect to Cantel's performance thereunder, no default, or event which, with notice or lapse of time or both, would constitute a default, in any material respect by Cantel, has occurred thereunder. Cantel's principal physical plants and facilities are in good condition and repair, and are sufficient for the conduct of Cantel's business as presently conducted. No condemnation proceeding is pending or, to Cantel's knowledge, threatened which would preclude or materially impair the use by the Surviving Corporation of any material property leased to or from Cantel or owned by Cantel. Cantel has received no notice that it is in violation of any material zoning regulation or requirement relating to any material property leased to or from Cantel.

    The real estate owned or leased by Cantel is in all material respects free of unlawful contamination from any substance or material presently identified as toxic or hazardous by any Environmental Laws and Cantel has not caused or suffered to occur a material spillage or other discharge of any Hazardous Materials or substance within the meaning of any Environmental Law or otherwise conducted operations which could reasonably lead to the imposition of any Lien upon any real property owned or leased by Cantel or any material fine upon Cantel pursuant to any Environmental Law.

        6.18 OFFICERS, DIRECTORS AND EMPLOYEES. Schedule 6.18 sets forth the name and total compensation of each officer and director of Cantel, and each employee and consultant of Cantel who is paid in excess of $50,000 per year. Except for employment agreements described in Schedule 6.16, Cantel is not a party to any Contractual Obligation which could obligate Cantel to pay severance or other similar compensation to an officer, director, employee or other Person solely as a result of the Merger or other transactions contemplated hereunder.

        6.19 ACCOUNTS RECEIVABLE. Except as set forth in Schedule 6.19, and subject to reserves for bad debts as therein provided, all accounts receivable reflected on the Cantel Balance Sheet and all accounts receivable arising subsequent to the Cantel Balance Sheet Date have arisen in the ordinary course of business, have been collected or, to the best knowledge of Cantel, are collectible in the aggregate recorded amounts thereof in accordance with their terms subject to reserves for bad debts which, to Cantel's knowledge, are adequate, and are owned by Cantel free and clear of any Lien. Schedule 6.19 lists as of September 30, 1995 all accounts receivable of Cantel on an aging basis, which Schedule is true, correct and complete.

        6.20 PRODUCTS. Cantel has furnished MediVators with representative information describing Cantel products and services. Except as described on
Schedule 6.20, Cantel has no Contractual Obligations pursuant to which it is obligated to purchase inventory or components and which is not terminable by Cantel without any material payment or charge.

        6.21 LIENS. Cantel owns outright and has good and marketable title to all of its Tangible Property, including, without limitation, all of the
Cantel Tangible Property reflected on the Cantel Balance Sheet, in each case free and clear of any Lien, except as set forth on Schedule 6.21 and except for:
(i) immaterial Cantel Tangible Property, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Cantel Balance Sheet Date, (iii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable, (iv) minor Liens of a character which do not substantially impair the assets or properties of Cantel or materially detract from its business, and (v) as reflected in the Cantel Audited Financial Statements.

        6.22 ACCOUNTS PAYABLE. Schedule 6.22 lists as of September 30, 1995 all accounts payable of Cantel on an aging basis, which Schedule is true, correct and complete. Prior to the Closing, Cantel will deliver to Medivators a true, correct and complete schedule of Cantel's accounts payable as at a date not more than 30 days prior to the Effective Date which sets forth all accounts payable of Cantel.

        6.23 LIABILITIES. As at the date of this Agreement, Cantel did not have any material direct or indirect indebtedness or uninsured liability accrued, absolute, or contingent (and likely of occurring) or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth, accrued, reserved for or reflected in a financial statement ("Cantel Liabilities"), which were not adequately accrued, reserved for or reflected in the Cantel Unaudited Financial Statements, except Cantel
Liabilities: (i) incurred since the Cantel Balance Sheet Date in the ordinary course of business, (ii) incurred in connection with this Agreement or (iii) of the type expressly referred to elsewhere in this Agreement or in the Cantel Reports.

        6.24 SUPPLIERS AND CUSTOMERS. Except as set forth on Schedule 6.24, to Cantel's knowledge, the relationships of Cantel with its suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial or other working relationships and no (i) supplier of products sold or utilized by Cantel, the loss of which could have a Material Adverse Effect, or (ii) customer who accounted for more than $100,000 of Cantel's sales of products or services during the years ended July 31, 1994 or 1995 or licensor or sublicensor of intellectual property to Cantel has cancelled or otherwise terminated, or threatened in writing or otherwise to cancel or otherwise terminate, its relationship with Cantel.

        6.25 EMPLOYEE BENEFIT PLANS. Schedule 6.25 sets forth a true and complete list of all written and oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance and other material employee benefit plans, programs, commitments or funding arrangements maintained by Cantel or a Subsidiary of Cantel, to which Cantel or such Subsidiary is a party, or under which Cantel or the Subsidiary has any obligations, present or future (other than obligations to pay current wages, salaries or sales commissions terminable on notice of 30 days or less) in respect of, or which otherwise cover or benefit, any of the current or former officers, employees or sales representatives (whether or not employees) of Cantel, or their beneficiaries (hereinafter individually referred to as "Cantel Employee Benefit Plan" and collectively referred to as "Cantel Employee Benefit Plans"). Cantel has delivered or made available to MediVators true and complete copies of all documents, as they may have been amended to the date hereof, embodying the terms of the Cantel Employee Benefit Plans.

    Except for the Cantel Employee Benefit Plans identified in Schedule 6.25, there is no "employee pension benefit plan", "employee welfare benefit plan" or "employee benefit plan "within the meaning of Sections 3(1), 3(2) and 3(3) of ERISA. No Cantel Employee Benefit Plan to which Cantel or any ERISA Affiliate (as hereinafter defined) has maintained or contributed to is subject to Title IV of ERISA or Section 412 of the Code. For purposes of this Section 6.25, the term "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with Cantel, within the meaning of Sections 414(b) and 414(c) of the Code or the regulations promulgated thereunder.

    Cantel does not maintain and has not maintained a plan which meets the safe harbor requirements of Section 414(n)(5) of the Code and Cantel has not made any representations (including oral representations) with respect to the existence of such a plan to any customers, clients, employees or any other person. Cantel does not maintain and has not maintained any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

    Except as set forth in Schedule 6.25, each Cantel Employee Benefit Plan described in Schedule 6.25 is in full force and effect in accordance with its terms and there are no material actions, suits or claims pending (other than routine claims for benefits) or, to Cantel's knowledge, threatened, against any Cantel Employee Benefit Plan or any fiduciary thereof and Cantel has performed all material obligations required to be performed by it under, and is not in default under or in violation of, any Cantel Employee Benefit Plan, in any material respect, and Cantel is in compliance in all material respects with the requirements prescribed by all statutes, laws, ordinances, orders or governmental rules or regulations applicable to the Cantel Employee Benefit Plans, including, without limitation, ERISA and the Code. With respect to each Cantel Employee Benefit Plan, Cantel has delivered or made available to MediVators true and complete copies of the following documents where applicable:
(i) the most recent annual report (Form 5500 series) and accompanying schedules filed with the IRS, any financial statement and opinion required by Section 103(a)(3) of ERISA; (ii) the most recent determination letter issued by the IRS and any outstanding request for a determination letter; (iii) the most recent summary plan description and all modifications; and (iv) the text of each Cantel Employee Benefit Plan and of any trust, insurance or annuity contract maintained in connection therewith. To the knowledge of Cantel, neither Cantel nor any other "party-in-interest," as defined in Section 3(14) of ERISA, has engaged in any "prohibited transaction," as defined in Section 406 of ERISA, which could subject any Cantel Employee Benefit Plan, Cantel or MediVators or any officer, director, partner or employee of Cantel or MediVators or any fiduciary of any Cantel Employee Benefit Plan to a material penalty or excise tax imposed under
Section 502(i) of ERISA and Section 4975 of the Code.

    Except as set forth in Schedule 6.25, Cantel is not a party to any agreement to provide nor does it have an obligation to provide (except pursuant to Section 162(k) of the Code with respect to tax years beginning before January 1, 1989 and Section 4980B of the Code thereafter) any individual, or such individual's spouse or dependent, with any benefit following his or her retirement or termination of employment, nor his or her spouse, any dependent or any beneficiary subsequent to his or her death, with retirement, medical or life insurance or any benefit under any employee pension benefit plan and any employee welfare benefit plan. Cantel has complied with all its obligations under Section 162(k) and Section 4980B of the Code.

        6.26 INSURANCE. Schedule 6.26 lists all material policies or binders of fire, liability (including product liability), workmen's compensation, vehicular, casualty, directors and officers liability, title or other insurance held by or on behalf of Cantel (specifying the insurer, the policy number or covering note number with respect to binders, the amount of coverage thereunder and describing each pending claim thereunder other than routine claims for coverage under Cantel's group medical plan insurance policy). Such policies and binders are in full force and effect. To Cantel's knowledge, Cantel has not failed to give any material notice or present any material claim under any such policy or binder in a due and timely fashion. Except for claims set forth in
Schedule 6.26 and routine medical claims there are no outstanding unpaid claims under any such policy or binder. Cantel has not received a notice of cancellation or non-renewal of any such policy or binder and, to Cantel's knowledge, there is no material inaccuracy in any application for any such policy or binder, failure to pay premiums when due or other similar state of facts which would form the basis for termination of any such insurance. Schedule
6.26 contains a brief description of Cantel's general liability loss history under the policies of insurance therein listed.

        6.27 OPERATIONS OF CANTEL. Except as set forth in Schedule 6.27 or disclosed in a Cantel Report or in the draft Form 10-K of Cantel for the fiscal year ended July 31, 1995 heretofore delivered to MediVators, from July 31, 1994 through the date hereof, Cantel has not (except as contemplated by, or disclosed in, this Agreement):

           (i) amended any certificate or articles of incorporation, by-laws, partnership certificate or partnership agreement or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding Capital Stock or, in any material manner, the character of its business;

           (ii) issued or sold or purchased any Cantel Convertible Securities, or entered into any contracts or commitments to issue or sell or purchase, any shares of its Capital Stock;

          (iii) entered into or amended any material employment agreement, entered into any agreement with any labor union or association representing any material employee or entered into or amended any material Cantel Employee Benefit Plan;

          (iv)  incurred  any   indebtedness  for   borrowed  money   (excluding
       indebtedness incurred in the ordinary course of business);

           (v) declared or paid any dividends or declared or made any distributions of any kind in respect of shares of its Capital Stock other than "upstream" dividends from Subsidiaries;

          (vi) waived any right of material value of its business other than in the ordinary course of its business;

          (vii) made any significant change in its accounting methods or practices or made any significant change in depreciation or amortization policies or rates adopted by it from those reflected in the Cantel Audited Financial Statements;

         (viii) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of Cantel's officers, directors, or Significant Employees in excess of 5% in the aggregate, or any accrual for or commitment or agreement to make or pay the same;

          (ix) made any loan or advance to any of Cantel's officers, directors, or Significant Employees in excess of $2,500 individually, or $10,000 in the aggregate, other than travel and petty cash advances made in the ordinary course of business;

           (x) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, or Significant Employees;

          (xi) entered into any lease (as lessor or lessee), or sold, abandoned or made any other disposition of any of its material assets or properties, or granted or suffered any Lien on any of its material assets or properties;

          (xii) entered into or amended any written contract or other agreement pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

         (xiii) except for inventory, supplies or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other entity;

         (xiv) entered into any transaction other than in the ordinary course of business; or

          (xv) sold, transferred, assigned or otherwise disposed of any assets, property or portion of its business which is material to Cantel.

        6.28 POTENTIAL CONFLICTS OF INTEREST. To Cantel's knowledge, no officer or director of Cantel: (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any entity which is a competitor, lessor, lessee, customer or supplier of Cantel or MediVators; (ii) has any interest, direct or indirect, in any material property or assets of Cantel (except in his capacity as a stockholder of Cantel); (iii) owns directly or indirectly, in whole or in part, any material copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license or secret or confidential information of the nature requiring a license for use by Cantel which Cantel is using or the use of which is necessary for the business of Cantel; or (iv) has any material cause of action or other claim whatsoever against, or owes any material amount to, Cantel, except for claims in the ordinary course of business (such as for accrued vacation pay, accrued benefits under Cantel Employee Benefit Plans, expense advances and similar matters).

        6.29 ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither Cantel nor any director, partner, officer, agent, employee, stockholder or other Person acting on behalf of Cantel has (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official of any other Person who is or may be in a position to help or hinder Cantel or assist Cantel in connection with any proposed transaction, which gift or similar benefit, if not given in the past, might have materially and adversely affected the business or prospects of Cantel or (b) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Neither Cantel nor any director, partner, officer, agent, employee or other Person acting on behalf of Cantel has accepted or received or made any unlawful contributions, payments, gifts or expenditures.

        6.30 FULL DISCLOSURE. None of the information supplied or to be supplied by Cantel for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, including the Proxy Statement and the S-4, (ii) filings pursuant to any State securities and blue sky laws, and (iii) filings made in connection with obtaining the approvals of Governmental Authorities, will, in the case of the S-4 at the time the S-4 is declared effective pursuant to the Securities Act, in the case of the Proxy Statement at the time of the mailing thereof and of the Cantel Annual Meeting, and in the case of other documents at the time such documents are filed with any federal or state regulatory authority and/or at the time they are distributed to stockholders of either Cantel or MediVators, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (or, in the case of the Proxy Statement, in order to make the statements therein, in light of the circumstances under which they were made, not misleading).

        6.31 INCORPORATION OF SCHEDULES. The Parties recognize that there may be some overlapping in the disclosure required pursuant to a number of the representations and Schedules set forth above. Failure of disclosure in response to one item shall not be deemed a default so long as disclosure is fairly contained in the Schedules and the Cantel Reports taken as a whole.

    7.  REPRESENTATIONS AND WARRANTIES OF NEWCO

    Newco and Cantel hereby jointly and severally represent and warrant to MediVators that:

        7.1 AUTHORITY. Newco has all requisite corporate power and authority to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement has been executed and delivered by Newco and constitutes legal, valid and binding obligations of Newco, enforceable against Newco in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

        7.2 CAPITALIZATION. The authorized capital stock of Newco consists of 1,000 shares of Common Stock, no par value, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Newco are owned by Cantel. No options, warrants, notes or other securities of Newco are issued or outstanding.

        7.3 ABSENCE OF LIABILITIES. Newco is a newly-formed corporation organized pursuant to this Agreement. Newco has no liabilities of any nature whatsoever except to the extent arising out of this Agreement or the transactions contemplated thereby.

    8.  COVENANTS AND AGREEMENTS.

    The parties covenant and agree as follows (references to "MediVators" and "Cantel" shall be deemed to include their respective Subsidiaries unless the context otherwise requires):

        8.1 CONDUCT OF BUSINESS. From the date hereof through the date of the Closing, Cantel and MediVators shall conduct their respective businesses in the ordinary course and in material compliance with all Requirements of Law to which they are subject, and except in the ordinary course of business (i) without the prior written consent of Cantel, MediVators will not undertake any of the actions specified in Section 5.29 and (ii) without the prior written consent of MediVators, Cantel will not undertake any of the actions specified in
Section 6.27. Neither Cantel nor MediVators shall unreasonably withhold or delay its consent under this Section 8.1.

        8.2 INSURANCE. From the date hereof through the date of the Closing, each of MediVators and Cantel will use its best efforts to maintain in force
(including necessary renewals thereof) the insurance policies material to its respective business or assets, except to the extent that they may be replaced with equivalent policies appropriate to insure their respective assets, properties and businesses to the same extent as currently insured at commercially reasonable rates.

        8.3 PRESERVATION OF BUSINESS. From the date hereof through the Effective Date, each of MediVators and Cantel shall use its best efforts to preserve its respective business organization intact, keep available the services of its executive officers, maintain its relationships with its present suppliers, licensors, sublicensors and customers and preserve its goodwill.

        8.4 LITIGATION. Cantel and MediVators shall promptly notify each other of any lawsuit, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any officer, director, employee, affiliate or consultant of it, with respect to the transactions contemplated hereby or which reasonably could be expected to have a Material Adverse Effect.

        8.5 CORPORATE EXAMINATION AND INVESTIGATIONS. Each party has afforded and shall continue to afford to the other party, through its employees and representatives, the opportunity to make such reasonable investigation of the property and plant of such party as are reasonable and appropriate for transactions of the nature contemplated hereby. In order that the parties may have full opportunity to make such business, accounting, regulatory and legal review, examination or investigation, each party shall furnish the representatives of the other during such period with all such information as such representatives may reasonably request and cause its officers, employees, consultants, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure of all material facts affecting such party's financial condition, regulatory affairs and business operations.

        8.6 COOPERATION IN PREPARING APPLICATIONS. The parties agree that they and each of them will assist and cooperate fully with each other in the prompt preparation and filing of any applications, approvals, consents or similar documents necessary or advisable in connection with the transactions contemplated hereunder or under any qualifications under state securities laws, which counsel for MediVators and counsel for Cantel shall agree are required for the proper and effective consummation of the transactions provided for in this Agreement.

        8.7 REGISTRATION STATEMENT ON FORM S-4. As soon as practicable hereafter, Cantel shall file with the SEC (i) a registration statement on
Form S-4 (the "S-4") covering the issuance of the Cantel Shares to holders of Converted MediVators Shares in the Merger. Cantel shall use its best efforts to cause the S-4, and each blue sky filing to become effective as soon as practicable. The S-4 shall include a joint proxy statement (the "Proxy Statement") with respect to a Special Meeting of Stockholders of MediVators (the "MediVators Special Meeting") and an Annual Meeting of Stockholders of Cantel (the "Cantel Annual Meeting") contemplated by Section 8.8 hereof. The MediVators Special Meeting and the Cantel Annual Meeting are collectively referred to herein as the "Stockholder Meetings." MediVators and Cantel agree to cooperate in connection with the preparation and filing of the S-4. Without limiting the generality of the foregoing, each of MediVators and Cantel agrees to furnish, and to cause its independent public accountants and attorneys to furnish, Cantel's and MediVators counsel and accountants, as the case may be, promptly with such information as they may reasonably request in order to complete the preparation and filing of the S-4, and any amendments thereto.

        8.8 DISTRIBUTION OF PROXY STATEMENT; STOCKHOLDER MEETINGS. At the earliest practicable date following the date that the S-4 and each blue sky filing has been declared effective in every jurisdiction where such effectiveness is required in the opinion of counsel to MediVators or Cantel, each of MediVators and Cantel shall distribute the Proxy Statement to its stockholders which gives notice of the Stockholder Meetings for the purposes of adopting this Agreement and approving the Merger and considering such other matters as may properly come before such meetings. The Stockholder Meetings shall be held as soon as practicable (but in no event less than 30 or more than 60 days) following the date that the S-4 has been declared effective by the SEC.

        8.9 CONFIDENTIALITY. MediVators and Cantel each will, and will each cause their respective officers, directors, employees, auditors, attorneys, financial advisors and other consultants to, hold in confidence all information furnished to it by the other in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except to its officers, directors, employees, auditors, attorneys, financial advisors and other consultants who require such information in connection with the transactions contemplated hereby and who have been informed by it of the confidential nature of such information and directed by it to treat such information confidentially, unless, in any such case, (i) disclosure is compelled by judicial or administrative process or (ii) in the opinion of its counsel, taking into account the requirements of law, disclosure should be made. It is understood that each of MediVators and Cantel shall be deemed to have satisfied their respective obligations to hold such information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. If this Agreement is terminated in accordance with Section 12 hereof, such confidence shall be maintained, and each of MediVators and Cantel will promptly return to the other or destroy all documents (including all copies thereof) received by it containing such information. The foregoing provisions of this Section 8.9 shall not apply to any information held or obtained by either MediVators or Cantel that is (i) obtained from public or

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
published information, (ii) received from a third party not known to it to be under an obligation to the other to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or (iv) which was independently developed by it.

        8.10 AGREEMENT TO DEFEND. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other
Person is commenced which questions the validity or legality of the proposed Merger, or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use their best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order of the type referred to in Sections 9.4 and
10.6 hereof is issued in any such action, suit or other proceeding, to use their best efforts to have such injunction or other order lifted.

        8.11 NO DISCLOSURE. Unless and until this Agreement shall have been terminated by either MediVators or Cantel pursuant to Section 12 hereof, neither Cantel nor MediVators, nor their respective officers or directors will, except for such disclosure that Cantel or MediVators shall make in good faith pursuant to the Exchange Act, disclose any proprietary, financial or other information concerning either party or their respective operations or business, or other transactions contemplated hereunder, not generally available to the public to any Person.

        8.12 ISSUANCE OF CAPITAL STOCK. Neither MediVators nor Cantel shall issue, commit to issue, redeem or purchase, or amend the terms of, any of its Capital Stock or Convertible Securities after the date hereof and prior to the Effective Time except for the issuance of shares (i) upon exercise of existing MediVators Convertible Securities or Cantel Convertible Securities,
(ii) as is required under the express terms of an existing stock option plan of Cantel or MediVators, or (iii) as otherwise contemplated by this Merger.

        8.13 NOTIFICATION OF CERTAIN EVENTS. Each of MediVators and Cantel shall promptly be given notice by the other of any event, condition or circumstance occurring from the date hereof through the Effective Time which would constitute or which would, with the passage of time or giving of notice or both, constitute a violation or breach of any representation or warranty contained herein occurring with respect to the party required to give notice pursuant to this Section.

        8.14 LISTING OF SHARES. Prior to the Effective Time, Cantel shall use its best efforts to list the Converted MediVators Shares for trading on the
NASDAQ National Market System commencing at the Effective Time in accordance with NASDAQ rules and regulations.

        8.15 AGREEMENTS OF AFFILIATES. MediVators shall use its best efforts to cause each director, officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) to deliver to Cantel on the Effective Date a written agreement (the "Rule 145 Agreement"), in a form approved by counsel for Cantel, providing that such Person will not sell, pledge, transfer or otherwise dispose of the Cantel Shares to be received by such Person in the Merger except in compliance with the applicable provisions of the Securities Act. The Rule 145 Agreement shall include the same undertaking made by MediVators under Section 8.18 below.

        8.16 FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing. In addition, each of the parties agrees to execute and deliver at or prior to the Closing a certificate containing such representations and warranties as legal counsel to MediVators or Cantel may reasonably deem necessary or advisable to support or substantiate the tax-free nature of the Merger.

        8.17 NO SOLICITATION. Neither MediVators nor its officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any Person (other than Cantel) concerning, or enter into any agreement providing for any merger, sale of material assets, sale of shares of capital stock or similar transactions involving MediVators, provided that the Board of Directors of MediVators may furnish information and may participate in such discussion or negotiations if required to satisfy the Fiduciary Obligations (as hereinafter defined) of the Board of Directors of MediVators. "Fiduciary Obligations" shall arise if (i) legal counsel to MediVators advises the Board of Directors that the failure to provide such information or participate in such discussions or negotiations could result in the directors being in breach of their fiduciary duties or (ii) the Board of Directors believes, in good faith, after consultation with its financial and legal advisors, that such Person may make a bona fide proposal for a transaction materially more favorable to the stockholders of MediVators from a financial point of view than the transactions contemplated hereby (a "Higher Offer"). The Board of Directors of MediVators will communicate to Cantel within one business day of receipt the terms of any proposal received, or the fact that MediVators has received inquiry with respect to, any such transactions.

        8.18 TAX TREATMENT. MediVators and Cantel undertake and agree to take no action which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code by virtue of the application of Section 368(a)(2)(E) of the Code. Cantel agrees that it will file no tax returns or otherwise take a position inconsistent with such tax treatment.

        8.19 REPORT OF EARNINGS. As soon as practicable after the Effective Date, Cantel will file with the SEC either a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which contains financial results covering at least one month of combined operations of Cantel and MediVators.

        8.20 SUSPENSION OF REPORTING. As soon as practicable following the Effective Time, Cantel shall file with the SEC a Form 15 or such other form as  may be applicable in order to suspend MediVators' duty to file reports under
Section 15(d) of the Exchange Act.

        8.21 REGISTRATION STATEMENT ON FORM S-8. As soon as practicable following the Effective Date, Cantel shall file a registration statement on
Form S-8 covering the issuance of Cantel Shares upon the exercise of MediVators Convertible Securities identified on Schedule 5.5.

        8.22 LOAN TO MEDIVATORS. Cantel agrees to loan to MediVators up to $190,000 during the period between the date hereof and the Closing Date, with advances being made on such dates as the parties may agree from time to time during said period. The loans shall be evidenced by promissory notes in a form acceptable to Cantel and shall bear interest at two percent above the prime rate of the National Bank of Canada in effect from time to time. The loans shall be secured by all of MediVators' right, title and interest in and to its intellectual and other intangible property rights, including without limitation, service marks, trademarks, patents, patent applications, manufacturing specifications, designs, trade secrets, formulations, and rights of MediVators under distribution agreements and license agreements. The loans shall also be secured by such inventory and/or accounts receivable as the parties may agree at the time of loan advances. Principal and interest on the loans shall be payable in nine equal monthly installments commencing on March 1, 1996. Simultaneously with the first loan advance, MediVators shall execute and deliver a security agreement in a form acceptable to Cantel, which shall be consistent with the terms of this Section 8.22.

    9.  CONDITIONS PRECEDENT TO THE OBLIGATION OF MEDIVATORS TO CLOSE.

    The obligation of MediVators to consummate the Merger is subject to the satisfaction, on or prior to the Closing, of the following conditions, any one or more of which may be waived by MediVators in writing:

        9.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Cantel, which for purposes of this Section 9 shall be deemed to include all Subsidiaries of Cantel unless the context indicates otherwise, contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business and as contemplated by this Agreement, on and as of the Effective Date with the same force and effect as though made on and as of such date. Cantel shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Cantel on or prior to such date. Cantel shall have delivered to MediVators a certificate, executed by its principal executive officer and principal financial officer, dated such date to the foregoing effect.

        9.2 OPINIONS OF COUNSEL TO CANTEL. MediVators shall have received, on behalf of itself and the MediVators shareholders, the favorable opinion of
DMM&S, dated as of the Effective Date, addressed to MediVators in form and substance reasonably satisfactory to MediVators and its counsel.

        9.3 APPROVAL OF COUNSEL TO MEDIVATORS. All actions and proceedings hereunder and all documents and other papers required to be delivered by
Cantel hereunder or in connection with the consummation of the transactions contemplated hereby and all other related matters shall have been reasonably approved in all material respects by F&B, as to their form.

        9.4 LITIGATION. No action, suit or proceeding shall have been instituted or threatened by any Governmental Authority and no order or award shall have been entered (and not removed or stayed) by any court or Governmental Authority, in either case to restrain or prevent the carrying out of the Merger, or the use of the Proxy Statement or the S-4 in respect thereof or to seek damages in connection with any of the transactions provided for herein or which has or may have, in the reasonable opinion of MediVators, a Material Adverse Effect on Cantel.

        9.5 S-4 REGISTRATION STATEMENTS. The S-4 shall be effective under the Securities Act, all necessary blue sky qualifications shall have been obtained and are in full force and effect, and no stop order suspending the effectiveness of the S-4 is in effect and no proceeding for such purpose is pending before or threatened by the SEC.

        9.6    ACCOUNTANTS'  COMFORT  LETTER.   MediVators  shall  have received
    letters addressed to MediVators from:

           (a) Ernst & Young LLP, as independent accountants for Cantel for the fiscal years ended July 31, 1993, 1994, and 1995, dated (i) the effective date of the S-4, and (ii) the date of the Closing, in each case substantially to the effect that:

               (1) it is a firm of independent accountants with respect to Cantel within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

               (2) in its opinion the audited consolidated financial statements of Cantel audited by it and included in the S-4 comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations thereunder with respect to registration statements on Form S-4;

               (3)   to  the  extent  applicable,  on  the  basis  of  specified procedures, including a reading of the unaudited consolidated financial statements of Cantel included in the S-4 and procedures related to such unaudited financial statements as specified by the American Institute of Certified Public Accountants for a review of interim financial statements as described in SAS 71 and a reading of the latest available unaudited consolidated financial statements of Cantel (which interim financial statements shall be as of a date not more than 45 days prior to the dates of such letters), inquiries of officers of Cantel responsible for financial and accounting matters, and a reading of the minutes of meetings of stockholders and the Board of Directors of Cantel and other specified procedures and inquiries, nothing has come to its attention which causes it to believe that any unaudited consolidated financial statements included in the S-4: (i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or (ii) require material modifications for them to be in conformity with GAAP. Such letter from Ernst & Young shall also cover such other matters (including tables, statistics and other financial information and data included in the S-4, as MediVators may reasonably request consistent with Section 634 of Statement on Auditing Standards issued by the American Institute of Certified Public Accountants.

        9.7 EMPLOYMENT AGREEMENTS. Cantel shall have offered an employment or consulting agreement ("Employment Agreement") to each of Donald Sturtevant and Curtis Luebke containing the terms specified in Schedule 9.7. Cantel agrees that neither Mr. Sturtevant nor Mr. Luebke will be deemed executive officers of Cantel following the Merger.

    10.  CONDITIONS PRECEDENT TO THE OBLIGATION OF CANTEL TO CLOSE.

    The obligation of Cantel to consummate the Merger is subject to the satisfaction, on or prior to the Closing, of the following conditions, any one or more of which may be waived in writing by Cantel:

        10.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of MediVators, which for purposes of this Section 10 shall be deemed to include all Subsidiaries of MediVators unless the context indicates otherwise, contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business and as contemplated by this Agreement, on and as of the Effective Date with the same force and effect as though made on and as of such date. MediVators shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to such date. MediVators shall have delivered to Cantel a certificate, executed by its principal executive officer and principal financial officer, dated such date to the foregoing effect.

        10.2 STOCKHOLDER APPROVAL. The holders of Cantel Shares and the holders of MediVators Shares shall have approved the Merger and this
Agreement in accordance with applicable provisions of the Delaware Law and the Minnesota Law, respectively, and the number of MediVators Shares as to which the holders thereof shall have given written notice of their election to dissent in accordance with Minnesota Law shall not exceed three percent (3%) of the number of MediVators Shares outstanding.

        10.3 GOVERNMENTAL PERMITS AND APPROVALS. Any and all permits, licenses and approvals from any Governmental Authority required for the lawful consummation of the Merger shall have been obtained.

        10.4 THIRD PARTY CONSENTS. All consents and approvals from parties to any material contract or agreement with MediVators which may be required in connection with the performance by MediVators of its obligations under this Agreement shall have been obtained.

        10.5 OPINIONS OF COUNSEL. Cantel shall have received, on behalf of itself and the Cantel shareholders, (i) the favorable opinion of Fredrikson
& Byron, P.A. ("F&B"), dated as of the Effective Date, addressed to Cantel in form and substance reasonably satisfactory to Cantel and counsel for Cantel and
(ii) the opinion of DMM&S substantially to the effect that on the basis of facts and representations set forth or referred to in such opinion, for federal income tax purposes, no gain or loss will be recognized by Cantel or MediVators as a result of the Merger and that no gain or loss will be recognized.

        10.6 LITIGATION. No action, suit or proceeding shall have been instituted or threatened by any Governmental Authority and no order or award shall have been entered (and not removed or stayed), by any court or Governmental Authority, in either case to restrain or prevent the carrying out of the Merger or the use of the Proxy Statement or the S-4 in respect thereof or to seek damages in connection with the transactions provided for herein or which has or may have, in the reasonable opinion of Cantel, a Material Adverse Effect on MediVators.

        10.7 APPROVAL OF COUNSEL TO CANTEL. All actions and proceedings hereunder and all documents or other papers required to be delivered by
MediVators hereunder or in connection with the consummation of the transactions contemplated hereby and all other related matters shall have been reasonably approved in all material respects by DMM&S as to their form.

        10.8   ACCOUNTANTS' COMFORT LETTER.   Cantel shall have received letters
    addressed to Cantel from:

           (a) Price Waterhouse LLP, as independent accountants for MediVators for the fiscal years ended December 31, 1994 and 1993, dated (i) the effective date of the S-4, and (ii) the date of the Closing, in each case substantially to the effect that:

               (1) it  is a  firm  of independent  accountants with  respect  to
           MediVators   within  the  meaning  of  the  Securities  Act  and  the
           applicable published rules and regulations thereunder;

               (2) in its opinion the audited consolidated financial statements of MediVators audited by it and included in the S-4 comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations thereunder with respect to registration statements on Form S-4;

               (3) on the basis of specified procedures, including a reading of the unaudited consolidated financial statements of MediVators included in the S-4 and procedures related to such unaudited financial statements as specified by the American Institute of Certified Public Accountants for a review of interim financial statements as described in SAS 71 and a reading of the latest available unaudited consolidated financial statements of MediVators (which interim financial statements shall be as of a date not more than 45 days prior to the dates of such letters), inquiries of officers of MediVators responsible for financial and accounting matters, and a reading of the minutes of meetings of stockholders and the Board of Directors of MediVators and other specified procedures and inquiries, nothing has come to its attention which causes it to believe that any unaudited consolidated financial statements included in the S-4: (i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or (ii) require material modifications for them to be in conformity with GAAP. Such letter from Price Waterhouse LLP shall also cover such other matters (including tables, statistics and other financial information and data included in the S-4, as Cantel may reasonably request consistent with Section 634 of Statement on Auditing Standards issued by the American Institute of Certified Public Accountants.

        10.9 RESIGNATION OF DIRECTORS AND OFFICERS. All directors and officers of MediVators shall have submitted their resignations, effective as of the
Effective Time.

        10.10 RULE 145 AGREEMENTS. Each of the Rule 145 Agreements required to be delivered to Cantel under Section 8.15 have been so delivered.

        10.11 S-4 REGISTRATION STATEMENTS. The S-4 shall be effective under the Securities Act, all necessary blue sky qualifications shall have been obtained and are in full force and effect, and no stop order suspending the effectiveness of the S-4 is in effect and no proceeding for such purpose is pending before or threatened by the SEC.

        10.12 POOLING OF INTERESTS LETTER FROM ACCOUNTANTS. On or before November 22, 1995, Cantel shall have received from each of Ernst & Young LLP and Price Waterhouse LLP a letter dated the date hereof to the effect that the transactions contemplated by this Agreement may be treated by Cantel as a "pooling of interests" for accounting purposes and that the "risk period" referred to in SEC Accounting Series Releases 130 and 135 commences on the Effective Date. This condition shall be deemed waived or satisfied unless Cantel shall have notified MediVators in writing by 4:00 p.m. New York City time on November 27, 1995 that the condition has not been satisfied, in which case this Agreement shall terminate and be of no further force or effect.

        10.13 EMPLOYMENT AGREEMENTS. Donald Sturtevant and Curtis Luebke shall each have entered into their respective Employment Agreement.

        10.14 DISTRIBUTION AGREEMENT. Cantel shall have entered into a definitive, written distribution agreement with Olympus Corporation (or an affiliated entity) covering the distribution of MediVators infection control equipment in the United States (the "Olympus Distribution Agreement"). Cantel undertakes to negotiate in good faith the terms of the Olympus Distribution Agreement, including without limitation, the pricing of products, minimum sale requirements, and length of the term. MediVators acknowledges that the execution and delivery of the Olympus Distribution Agreement is of paramount importance to Cantel in consummating the Merger. Therefore, the parties agree that if the Olympus Distribution Agreement is not entered into by January 31, 1996 (or such later date as Cantel may designate) for any reason whatsoever, Cantel shall have the right in its sole discretion to terminate this Agreement pursuant to Section 12.1(e).


    11.  SURVIVAL OF COVENANTS AND AGREEMENTS OF THE PARTIES;

        11.1 SURVIVAL. Except to the extent, if any, waived in writing by any party at the Closing, the covenants and agreements contained in Sections
8.18 and 12 in this Agreement shall survive the Closing of the Merger. The representations and warranties set forth in this Agreement shall not survive the Closing of the Merger.

    12.  TERMINATION OF AGREEMENT.

        12.1  PRIOR TO CLOSING.  This Agreement may be terminated as follows:

           (a) at any time prior to the Closing by mutual agreement of MediVators and Cantel.

           (b) at any time prior to the Closing by MediVators if any representation or warranty of Cantel contained in this Agreement is or becomes untrue or breached in any material respect or if Cantel fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days following written notice thereof.

           (c) at any time prior to the Closing by Cantel, if any representation or warranty of MediVators contained in this Agreement is or becomes untrue or breached in any material respect or if MediVators fails to comply in any material respect with any covenant contained herein, and any such misrepresentations, noncompliance or breach is not cured, waived or eliminated within 10 days following written notice thereof.

           (d) by MediVators if the conditions stated in Section 9 have not been satisfied prior to March 1, 1996.

           (e) by Cantel if the conditions stated in Section 10 have not been satisfied prior to March 1, 1996 or, solely in the case of the condition specified in Section 10.14, prior to February 1, 1996.

           (f) by Medivators if, prior to the Medivators Special Meeting, the Board of Directors of MediVators determines, solely due to its Fiduciary Obligations, that it will not recommend acceptance of the Offer and approval of the Merger by the stockholders of MediVators (or if such recommendation is withdrawn) and shall have recommended a Higher Offer to the stockholders of MediVators.

        12.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to subparagraph (b), (c), (d), or (e) of Section 12.1 due to the
intentional breach of a representation, warranty, covenant or condition by the breaching party, then the nonbreaching party shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity; provided that the nonbreaching party shall take all reasonable efforts to mitigate its damages upon its discovery of such breach. In the event this Agreement is terminated pursuant to subparagraph (b),
(c), (d), or (e) of Section 12.1, but such termination is due to a breach of a representation, warranty, covenant or condition that is not the result of an action or inaction by the breaching party that could be reasonably anticipated to cause the breach and the breaching party cannot reasonably correct the breach, then no party shall have any right to pursue, exercise or enforce any remedy and all parties who are not involved in an intentional breach of a representation, warranty, covenant or condition shall be fully released and discharged from any and all obligations under this Agreement. In the event this Agreement is terminated pursuant to subparagraph (f) of Section 12.1, MediVators shall pay to Cantel within fifteen (15) days following the date of such termination, the sum of $1,000,000 by certified or bank check. Said amount is designed to compensate Cantel for the considerable resources expended in its due diligence on MediVators, for its costs and expenses incurred in connection with the proposed Merger, and as a material inducement for Cantel to enter into this Agreement.

    13.  MISCELLANEOUS.

        13.1 BROKER. Each of the parties represents and warrants to the other that no broker, finder or other financial consultant has acted on their or its behalf in connection with the negotiation and execution of this Agreement. Each such party agrees to indemnify and save the others harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent not so disclosed claiming to have been employed by or on behalf of such Party, and to bear the cost of legal expenses incurred in defending against any such claim.

        13.2  SCHEDULES.   The Schedules to  this Agreement are  a part of  this
    Agreement as if set forth in full herein.

        13.3 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by MediVators and Cantel subject to each party's right to make any such publicity release or announcement reasonably required to comply with its obligations as a public company including, without limitation, under the Exchange Act, the Securities Act or the rules and regulations of the National Association of Securities Dealers.

        13.4 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or telecopied or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or telecopied or if mailed, two days after the date of mailing, as follows (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof):

        (i) if to MediVators to:
           MediVators, Inc.
           Cannon Plaza South
           6352 320 Street Way
           Cannon Falls, Minnesota 55009
           Attention: Donald L. Sturtevant, President
           Telecopier No.: (507) 263-0333

         with a copy to:

            Fredrikson & Byron, P.A.
           900 Second Avenue South
           1100 International Center
           Minneapolis, Minnesota 55401
           Attention: Gregory Freitag, Esq.
           Telecopier No.: (612) 347-7077

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
        (ii) if to Cantel or Newco, to:

             Cantel Industries, Inc.
           1135 Broad Street
           Suite 203
           Clifton, N.J. 07013
           Attention: James P. Reilly, President
           Telecopier No.: (201) 471-0054

         with a copy to:

            Dornbush Mensch Mandelstam & Schaeffer, LLP
           747 Third Avenue
           New York, New York 10017
           Attention: Eric W. Nodiff, Esq.
           Telecopier No.: (212) 753-7673

        13.5 ENTIRE AGREEMENT. This Agreement (including all Schedules hereto and all agreements or covenants contained therein) contains the entire agreement among the Parties with respect to the Merger, and all transactions related thereto, and supersedes all prior agreements or understandings, written or oral, with respect thereto.

        13.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, signed by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive or any rights or remedies that any Party may otherwise have at law or in equity.

        13.7 EXPENSES. All expenses (including, without limitation, legal fees and expenses, fees of brokers, advisors and investment bankers and fees and expenses of accountants) incurred in connection with the transactions contemplated hereby will be borne by the party incurring such expenses.

        13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the choice of law principles thereof (except insofar as Minnesota law shall govern the Merger and the corporate actions of MediVators and Cantel contemplated hereby).

        13.9   NO  ASSIGNMENT.   This  Agreement  is not  assignable  except  by
    operation of law.

        13.10 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neither singular or plural, as the identity of the person or persons may require.

        13.11   COUNTERPARTS.   This  Agreement may be  executed in  two or more
    counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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
    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the corporate parties hereto on the date first above written.

                                          MEDIVATORS, INC.

                                          By: _____/s/_DONALD L. STURTEVANT_____
                                              Title: President

                                          CANTEL INDUSTRIES, INC.

                                          By: ________/s/_JAMES P. REILLY_______
                                              Title: President

                                          CANTEL ACQUISITION CORP.

                                          By: ________/s/_JAMES P. REILLY_______
                                              Title: President

                                  SCHEDULE 5.9
                           NO MATERIAL ADVERSE CHANGE

    MediVators has continued to incur losses from operations, and expects such losses to continue; provided, however, that the operating losses for the months ended November 30, 1995, December 31, 1995, January 31, 1996, February 28, 1996 and March 31, 1996 shall not exceed $21,000, $60,000, $53,000, $55,000 and
$46,000, respectively. In addition, MediVators will not be able to fund its operations through closing of the merger without an additional cash infusion; provided, however, that prior to the Closing Date a cash infusion in excess of $190,000 shall not be required.

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